                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                      OF
                               NCRIC GROUP, INC.


TO THE COMMISSIONER OF INSURANCE AND SECURITIES AND THE SUPERINTENDENT OF
CORPORATIONS:

R. Ray Pate, Jr., the undersigned natural person, of the age of eighteen years or more, acting as incorporator of a corporation under the Business Corporation Act (D.C. Code, 1981 edition, Title 29, Chapter 3), adopts the following Articles of Incorporation:

ARTICLE I: NAME AND PLACE OF BUSINESS

SECTION 1.1 The name of the corporation is NCRIC Group, Inc. (the "Corporation"). The principal place of business of the Corporation shall be in the District of Columbia.

ARTICLE II: PURPOSES AND POWERS

SECTION 2.1 The Corporation has the purposes of acting as a holding company for insurance and other companies and engaging in any lawful business. The Corporation has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs. Additionally, the Corporation has all other powers afforded a business corporation incorporated pursuant to District of Columbia law, including the Reciprocal Insurance Company Conversion Act of 1998, D.C. Act 12-301 (the "RICC Act").

ARTICLE III: COMMENCEMENT

SECTION 3.1 The time of commencement of the existence of the Corporation shall be the date of filing of these Articles of Incorporation. The minimum amount of capital that the Corporation must have before commencing business shall be not less than $1,000.

ARTICLE IV: DURATION

SECTION 4.1 The Corporation shall have perpetual existence unless dissolved as provided by law.

ARTICLE V: REGISTERED OFFICE AND AGENT

SECTION 5.1 The street address of the initial registered office of the Corporation is 1115 30th Street, N.W., Washington, D.C. 20007, and the name of its initial registered agent at such
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address is R. Ray Pate, Jr. The address of R. Ray Pate, Jr., the incorporator, is 1115 30th Street, N.W., Washington, D.C. 20007.

ARTICLE VI: CAPITAL STOCK

SECTION 6.1 The aggregate number of shares of stock which the Corporation is authorized to issue is 10,000,000 shares of common stock, par value $.01 per share. The shareholders of the Corporation shall not have preemptive rights.

ARTICLE VII: BOARD OF DIRECTORS

SECTION 7.1 The powers of the Corporation shall be exercised by the Board of Directors, and by such officers and agents as the Board of Directors may authorize. The Board of Directors shall consist of not less than three directors, with the exact number to be determined from time to time by the Bylaws or by resolution of the Board of Directors. The directors shall be divided into three classes as nearly numerically equal as possible, with terms expiring in successive years. Each director shall, except for the initial directors, be elected for a three-year term and shall hold office until his or her successor shall be elected and qualified or until his or her death, resignation or removal. The term of office of each director shall begin at the annual meeting at which such director is elected or at the time of election by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 7.2 The initial Board of Directors shall consist of ten directors. The initial directors and their respective terms shall be:

                                                                               EXPIRATION OF
             NAME                          ADDRESS                             INITIAL TERM
             ----                          -------                             -------------
Nelson P. Trujillo, M.D.,        2021 K Street, N.W. # T-110                       2001
Chair                            Washington, D.C. 20006

Pamela W. Coleman, M.D.          3619 14th Street, N.W.                            1999
                                 Washington, D.C. 20010

Leonard M. Glassman, M.D.        1250 S. Washington Street, #702                   2000
                                 Alexandria, VA 22314

Raymond Scalettar, M.D.          730 24th Street, N.W., #7                         2000
                                 Washington, D.C. 20006

Leonard Parver, M.D.             1145 19th Street, N.W., #500                      2001
                                 Washington, D.C. 20036

David M. Seitzman, M.D.          7117 Nevis Road                                   2000
                                 Bethesda, MD 20817

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
                                                                               EXPIRATION OF
             NAME                          ADDRESS                             INITIAL TERM
             ----                          -------                             -------------
Charles H. Epps, Jr., M.D.       HUH Tower - #6000                                 2001
                                 2041 Georgia Avenue, N.W.
                                 Washington, D.C. 20059

R. Ray Pate, Jr.                 1115 30th Street, N.W.                            2000
                                 Washington, D.C. 20007

J. Paul McNamara                 4912 Delray Avenue                                1999
                                 Bethesda, MD 20814

Vincent C. Burke, III            1301 K Street, N.W., Suite 1100                   1999
                                 East Tower
                                 Washington, D.C. 20005

SECTION 7.3 The number of directors may be increased or decreased from time to time by the Board of Directors within the limits fixed by these Articles of Incorporation; provided, however, that such number may not be increased by more than three in any one year and any increase shall require the approval of at least two-thirds of the members of the Board of Directors.

SECTION 7.4 The Board of Directors shall have the power to: (i) adopt Bylaws of the Corporation and rules and regulations for the transaction of the business of the Corporation not inconsistent with these Articles of Incorporation or the laws of the District of Columbia; and (ii) to amend or repeal such Bylaws, rules, and regulations. The Bylaws shall provide for the officers of the Corporation and for their election or appointment. The Bylaws shall provide procedures for the nomination and election of directors. The Board of Directors may fix reasonable compensation of the directors for their service.

SECTION 7.5 By a two-thirds vote of all the members of the Board of Directors, the Board of Directors may remove any director from office for cause. The Board of Directors shall have the power to fill any vacancy on the Board of Directors, except as provided in the Bylaws. A director shall not otherwise be removed from office.

SECTION 7.6 A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for a transaction from which the director derives an improper personal benefit; and (iv) to the extent Title 29, section 342, D.C. Code Ann.
(1997) may apply. If the provisions of Title 29 of the D.C. Code are hereafter amended to authorize the further

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elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Section 7.6 by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Corporation with respect to any facts existing at or prior to the time of such repeal or modification.

ARTICLE VIII: EXEMPTION FROM CORPORATE DEBTS

SECTION 8.1 The private property of the shareholders, officers, and directors of the Corporation shall in no case be available to satisfy debts of the Corporation but shall be exempt therefrom.

ARTICLE IX: INDEMNIFICATION

SECTION 9.1 The Corporation shall indemnify the directors and officers of the Corporation to the fullest extent permitted under the Bylaws and the laws of the District of Columbia including the District of Columbia Business Corporation Act, Title 29, section 304, D.C. Code Ann. (1997) as it may be amended from time to time. Any repeal or modification of this Section 9.1 shall not adversely affect any right of indemnification of a director or officer of the Corporation existing at any time prior to such repeal or modification.

ARTICLE X: AMENDMENT OF ARTICLES

SECTION 10.1 These Articles of Incorporation may be amended at any annual meeting of the shareholders of the Corporation or at any special meeting called for that purpose, provided the amendment is filed as hereinafter provided. No amendment other than such as may be proposed by the Board of Directors shall be voted upon at any meeting. A written copy of such amendment must be filed with the Secretary of the Corporation at least thirty days prior to the meeting at which it is proposed.

Dated this 18th day of November, 1998.


/s/ R. Ray Pate, Jr.
-------------------------------
R. Ray Pate, Jr.
1115 30th Street, N.W.
Washington, D.C.  20007

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District of Columbia  }  SS

     On this 18th day of November, 1998, before me, the undersigned, a Notary Public in and for said District, personally appeared R. Ray Pate, Jr., being by me duly sworn, did execute the foregoing instrument and acknowledged the execution of said instrument to be his voluntary act and deed.


/s/ Jeffrey D. Marsh
---------------------------------------------
Notary Public in and for the District of Columbia

My Commission Expires: 7/1/2000


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                            CERTIFICATE OF APPROVAL

The foregoing Articles of Incorporation of NCRIC Group, Inc. having been submitted to me for examination, and in my capacity as Commissioner of Insurance and Securities for the District of Columbia having examined them and having found them to be in accordance with District of Columbia law, are hereby approved this 30th day of November, 1998.


/s/ Patrick E. Kelly
-----------------------------------------
Commissioner of Insurance and Securities
  for the District of Columbia

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